UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 22, 2005

ELINEAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-27418	76-0478045
(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Sam Houston Pkwy, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01(a).   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2005, eLinear, Inc. (“eLinear”), received a notice from the staff of The American Stock Exchange (“AMEX”) indicating that eLinear is not in compliance with Sections 134 and 1101 of the AMEX Company Guide and its listing agreement. The non-compliance was as a result of eLinear’s failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2005 on a timely basis. Additionally, as of November 18, 2005 eLinear announced that the financial statements contained in eLinear’s annual report on Form 10-K for 2004 and unaudited condensed consolidated interim financial statements reported on Form 10-Q for the first and second quarter of 2005 and the first second, and third quarters of 2004 could no longer be relied upon, and therefore those reports were considered defective filings.

The AMEX notice requires eLinear to submit a plan by December 9, 2005, advising the AMEX of any action it has taken, or will take to bring eLinear into compliance with the AMEX Company Guide by no later than January 5, 2006.  If the plan is accepted by the AMEX, the listing of the common stock of eLinear will continue pursuant to an extension.  The AMEX notice states that if eLinear fails to provide an acceptable plan by December 9, 2005 or is not in compliance with the listing standards by January 5, 2006, the AMEX may initiate delisting proceedings, as appropriate.  In either event, eLinear may appeal if the AMEX staff makes a determination to initiate delisting proceedings in accordance with applicable AMEX rules.

In the letter, the AMEX also noted that eLinear will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the continued listing standards and “.LF” will be appended to eLinear’s trading symbols whenever such trading symbols are transmitted with a quotation or trade. Accordingly, ELU will trade as ELU.LF.  The website posting and indicator will remain in effect until eLinear has regained compliance with all applicable continued listing standards.

eLinear intends to file its Form 10-Q for the quarter ended September 30, 2005 and eLinear’s amended annual report on Form 10-K for 2004 and amended unaudited condensed consolidated interim financial statements reported on Form 10-Q for the first and second quarter of 2005 and the first second, and third quarters of 2004 with the Securities and Exchange Commission (“SEC”) once it has satisfied the SEC on its accounting treatment for its financing arrangements.  eLinear expects to be current with all reporting requirements of the SEC and the listing requirements of the AMEX and NYSE when it files such Form 10-Q.

On December 1, 2005, eLinear issued a press release disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated December 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLinear, Inc.

	By:	/s/ Michael Lewis
Michael Lewis, President

DATE: December 2, 2005